As filed with the Securities and Exchange Commission on February 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SAVVIS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 SAVVIS Parkway

Town & Country, Missouri 63017

(Address of Principal Executive Offices) (Zip Code)

SAVVIS, Inc.

Amended & Restated 2003 Incentive Compensation Plan

(Full Title of Plan)

Jeffrey H. Von Deylen

Executive Vice President & Chief Financial Officer

SAVVIS, Inc.

1 SAVVIS Parkway

Town & Country, MO 63017

(314) 628-7000

(Name and Address of Agent for Service)

Copy to:

Christine M. Pallares, Esq.

Hogan & Hartson LLP

875 Third Avenue

New York, NY 10022

(212) 918-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	3,000,000	$46.93	$140,790,000	$4,323

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, par value $0.01 per share, of registrant (the “Common Stock”), the number of shares of Common Stock registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Computed pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the registration fee, based upon an assumed price of $46.93 per share, which was the average of the high and low prices of the registrant’s Common Stock on February 21, 2007, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers 3,000,000 additional shares of common stock of SAVVIS, Inc. (the “Registrant”), par value $0.01 per share (the “Common Stock”), for issuance pursuant to benefits awarded under the Registrant’s Amended and Restated 2003 Incentive Compensation Plan, as amended. The contents of the earlier Registration Statements on Form S-8 filed with respect to the Registrant’s Amended and Restated 2003 Incentive Compensation Plan, as filed with the Securities and Exchange Commission on July 18, 2003 (Registration Statement No. 333-107149), on November 2, 2004 (Registration No. 333-120165), and on July 25, 2006 (Registration Statement No. 333-136026) are, to the extent not modified herein, hereby incorporated by reference.

On July 6, 2006, the Compensation Committee of the Registrant’s Board of Directors approved and adopted an amendment (the “Amendment”) to the Registrant’s Amended and Restated 2003 Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance under the Amended and Restated 2003 Incentive Compensation Plan by 3,000,000. Stockholders of the Registrant holding a majority of the Registrant’s outstanding Common Stock approved the Amendment by written consent on December 4, 2006. The written consent became effective on the 21st day following the mailing of the definitive information statement on Schedule 14C dated December 18, 2006 relating to the Amendment. A description of the Amendment is included in the Registrant’s definitive information statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 26, 2007;

(b)	All reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006; and

(c)	The description of the Registrant’s common stock, contained in the Registrant’s registration statement on Form 8-A filed with the SEC on February 8, 2000, which incorporates by reference the description of the Registrant’s common stock from the Registrant’s registration statement on Form S-1 (Registration No. 333-90881).

In addition, all documents and reports filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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ITEM 8.	EXHIBITS

Exhibit No.	Exhibit
5.1	Opinion of Hogan & Hartson LLP

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of the registration statement)

99.1	Amended and Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

99.2	Amendment No. 1 to the Amended and Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri on February 26, 2007.

SAVVIS, INC.

By:	/s/ Philip J. Koen
Philip J. Koen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Koen, Jeffrey H. Von Deylen and Jonathan C. Crane, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Philip J. Koen	Chief Executive Officer and Director	February 26, 2007
Philip J. Koen	(principal executive officer)

/s/ Jeffrey H. Von Deylen	Chief Financial Officer and Director	February 26, 2007
Jeffrey H. Von Deylen	(principal financial officer and principal accounting officer)

/s/ Jonathan C. Crane	President and Director	February 26, 2007
Jonathan C. Crane

/s/ James E. Ousley	Chairman of the Board of Directors	February 26, 2007
James E. Ousley

/s/ John D. Clark	Director	February 26, 2007
John D. Clark

/s/ Clyde A. Heintzleman	Director	February 26, 2007
Clyde A. Heintzelman

/s/ Thomas E. McInerney	Director	February 26, 2007
Thomas E. McInerney

/s/ James P. Pellow	Director	February 26, 2007
James P. Pellow

/s/ Patrick J. Welsh	Director	February 26, 2007
Patrick J. Welsh

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hogan & Hartson LLP

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of the registration statement).

99.1	Amended and Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

99.2	Amendment No. 1 to the Amended and Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006)

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